UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 16, 2013

PACIFIC SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34379	41-2190974
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

123 West Nye Lane, Suite 129 Carson City, Nevada		89706
(Address of principal executive offices)		(Zip Code)

(714) 418-7787

(Registrant's telephone number, including area code)

123 West Nye Lane, Suite 129, Carson City, NV, 89706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act.

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 15, 2013, John G. Simmonds was appointed as Chairman, CEO and President of the Corporation.

Effective April15, 2013, Henry J. Kloepper was appointed as a member of our board of directors.  Henry J. Kloepper is a leading financier and has been involved in investment banking and corporate finance for over 30 years. He brings a rounded knowledge of the capital markets, strategic growth, and investments.

Effective April 15, 2013, Carrie J. Weiler was appointed as a member of our board of directors and corporate secretary.  Carrie Weiler has over 25 years of experience in public company management. She provides corporate secretarial services and administration to several public companies listed in the United States and Canada.

Effective April 15, 2013, the Corporation accepted the resignation of Bruce Thomsen as President, Secretary and Director.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated April 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2013

PACIFIC SOFTWARE,INC.

By:	/s/ John G. Simmonds
Name:	John G. Simmonds
Title:	President, Chairman, CEO